EX-99.906CERT


                                  CERTIFICATION

     Graham Tanaka, President, and Dmitiry Perelstein, Chief Financial Officer and Treasurer of Tanaka Funds, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer      Treasurer and Chief Financial Officer
Tanaka Funds, Inc.                         Tanaka Funds, Inc.


/s/    Graham Tanaka                       /s/       Dmitriy Perelstein
------------------------------------       -----------------------------------
Graham Tanaka                              Dmitriy Perelstein
Date:   8/9/04                                   Date:  8/9/04
     -------------------------------       -----------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Tanaka Funds, Inc. and will be retained by Tanaka Funds, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.